SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : January 15, 2008
Commission File No. 000-49628

TELEPLUS WORLD, CORP.

(Exact name of registrant as specified in its charter)
Nevada	90-0045023
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

6101 Blue Lagoon Drive, Suite 450, Miami, Florida 33126
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(Address of principal executive offices)

786-594-3939
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(Issuer telephone number)

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(Former Name and Address)

ITEM 8.01. OTHER EVENTS.

TelePlus World, Corp. (“TelePlus” or “Company”) advised shareholders on December 21, 2008, of the Company’s decision to exit the MVNO (Mobile Virtual Network Operator) business segment (the "MVNO Segment") operated by its Liberty Wireless and Maximo Impact brands. In this regard, effective January 15, 2008, the Company has sold its wireless assets to Cozac LLC for $1.3 million in assumption of liabilities relating to those assets. Full agreements are attached hereto as exhibits.

The Company intends to focus its efforts on its core telecommunication service which represents the bulk of the company’s revenues, is profitable and provides good cash flows to fund ongoing operations.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

Exhibit	Description	Location

10.1	Asset Purchase Agreement	Provided herewith

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TelePlus World, Corp.

January 15, 2008	/s/ Marius Silvasan
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Marius Silvasan
Chief Executive Officer

January 15, 2008	/s/ Cris Neely
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Cris Neely
Chief Financial Officer